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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-47376 of Multilink Technology Corporation on Form S-1 of our report dated February 14, 2001, except for Note 15 as to which the date is May 31, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement of the 2000 financial statements), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

June 15, 2001